EXHIBIT 10.2

                                 BUILDING LEASE
                                     Between
                       FORTUNE - FISBECK DEVELOPMENT, LLC
                                    As LESSOR
                                       and
                            JAMES H. DREW CORPORATION
                                    As LESSEE


                               ARTICLE I. PARTIES

Section 1.01. Parties. This Lease, effective as of April ___, 2004, is made by and between FORTUNE - FISBECK DEVELOPMENT, LLC, and its successors and assigns, an Indiana limited liability company ("Lessor") and JAMES H. DREW CORPORATION, an Indiana corporation ("Lessee").

                              ARTICLE II. PREMISES

Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, the premises consisting of: one free standing office building commonly known as 8701 Zionsville Road, Indianapolis, Indiana 46268; one building commonly known as 1578 Boonville Road, Sedalia, Missouri 65301; and one building commonly known as 2620 Pickel Lane, Knoxville, TN 37914, together described as (the "Premises").

Section 2.02. Tenant Improvements. All improvements initiated by Lessee or for or on behalf of Lessee shall be deemed "Tenant Improvements," and Lessee shall pay all costs associated with them.

                                ARTICLE III. TERM

Section 3.01. Lease Term. Commencement Date. The term of this Lease ("Lease Term") shall be for five (5) years beginning on the 30th day of April, 2004 and ending on the 30th day of April, 2009.

Section 3.02. Option to Extend.

         (a) Lessee is given one (1) option to extend the Lease Term ("Option to Extend") for a one (1) year period ("Extended Term") following the date on which the initial Lease Term would otherwise expire, which option may be exercised only by written notice ("Option Notice") from Lessee to Lessor given not less than six (6) months prior to the Expiration Date of the initial Lease Term.

         (b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during the Option Term shall be equal to one hundred percent (100%) of Fair Market Rent. A "Fair

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Market Rent" shall mean the effective rate being charged (including periodic adjustments thereto) for comparable space in similar buildings in the vicinity, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but in no event less than the monthly Base Rent prevailing during the first year of the initial Lease Term.

                       ARTICLE IV. RENT; TRIPLE NET LEASE

Section 4.01. Base Rent. During the first twelve (12) month period of this Lease, Lessee shall pay to Lessor a monthly installment of Fifteen Thousand Dollars ($15,000.00) in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month). Following the first twelve (12) month period of this Lease, the Base Rent shall be adjusted annually by the greater of a three percent (3%) increase of the Base Rent for the prior twelve (12) month period or the stated increase in the Consumer Price Index ("CPI") as measured by the U.S. Department of Labor, Bureau of Labor Statistics as compared against the CPI for the date twelve months prior to the measuring date. Notwithstanding anything in this Lease to the contrary, Lessee's obligation to pay the Base Rent is unconditional.

Section 4.02. Absolute Triple Net Lease.

         (a) This Lease is what is commonly called a "Absolute Triple Net Lease," it being understood that Lessor shall receive the Base Rent set forth in
Section 4.01 free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever.

         (b) To the extent not paid pursuant to other provisions of this Lease, and at Lessor's sole election, Lessor may submit invoices and Lessee shall pay Additional Rent (as defined below) in monthly installments on the first day of each month in advance in an amount to be estimated by Lessor. Within ninety (90) days following the end of the period used by Lessor in estimating Additional Rent, Lessor shall furnish to Lessee a statement (hereinafter referred to as "Lessor's Statement") of the actual amount of Lessee's Additional Rent, or Lessor shall remit or credit to Lessee, as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee's Additional Rent for such period as shown by such statement. Monthly installments for the ensuing year shall be adjusted upward or downward as set forth in Lessor's Statement.

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Section 4.03. Additional Rent. In addition to the Base Rent reserved by Section
4.01, Lessee shall pay (with respect to the Premises), as Additional Rent, all taxes, assessments, fees and other impositions in accordance with the provisions of Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, maintenance, repair and replacement costs and expenses in accordance with the provisions of Article VI and any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or which may arise under any provision of this Lease during the Lease Term. All of such charges, costs, expenses, and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay Base Rent. Notwithstanding any other provision of this Lease, Additional Rent shall not include: (i) depreciation, interest, or amortization on mortgages, (ii) legal fees incurred in negotiating and enforcing tenant leases,
(iii) real estate brokers' leasing commissions, (iv) costs of any items to the extent Lessor receives reimbursement for same from insurance proceeds or a third party, and (v) interest, principal, depreciation, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, or other debt instrument encumbering any portion of the Property. Notwithstanding anything in this Lease to the contrary, Lessee's obligation to pay the Additional Rent is unconditional.

Section 4.04. Security Deposit. Within five (5) business days after the date on which this Lease is executed by Lessee and Lessor, Lessee shall deposit with Lessor a Security Deposit in the amount of Ten Thousand Dollars and no Cents ($10,000.00) in the form of cash (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to, the condition of the Premises upon Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default.

Section 4.05. Lessee's Obligations; No Setoff, Counterclaim, etc.

                  (a) Lessee's obligation to pay all Base Rent and Additional Rent (collectively, "Rent") payable hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including: (1) any setoff, counterclaim, recoupment, defense, or other right that Lessee may have against Lessor or any other Person for any reason whatsoever; (2) any defect in the title, condition, or design of, or any damage to or loss or destruction of, the Premises, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (3) any insolvency, bankruptcy, reorganization, or similar proceedings by or against Lessee or any other Person; or (4) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

                  (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable

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in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable Law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit, or surrender this Lease, except in accordance with the express terms hereof.

                                 ARTICLE V. USE

Section 5.01. Permitted Use and Limitations on Use. The Premises shall be used and occupied only for office, and warehouse use, together with such ancillary uses which do not cause excessive wear of the Premises or increase the potential liability of Lessor, and for no other use, without Lessor's prior written consent. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which it determines would tend to increase materially the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financability, leasability or value of the Premises. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to the Premises, or (ii) cause damage to any part of the Premises except to the extent reasonably necessary for the installation of Lessee's trade fixtures and Lessee's Alterations (as defined below), and then only in a manner which has been first approved by Lessor in writing. Lessee shall not operate any equipment within the Premises which will (i) materially damage the Property, (ii) overload existing electrical systems or other mechanical equipment servicing the Property, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment, or (iv) damage, overload or corrode the sanitary sewer system. Lessee shall not attach, hang or suspend anything from the ceiling, roof, walls or columns or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of the Premises, or install any equipment or antennas on or make any penetrations of the exterior or roof of the Property.

Section 5.02. Compliance with Law.

         (a) Lessor shall deliver the Premises to Lessee free of violations of any covenants or restrictions of record, or any applicable-law, building code, regulation or ordinance in effect on the date of delivery, including without limitation, the Americans with Disability Act.

         (b) Except as provided in Section 5.02.(a), Lessee shall, at Lessee's cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations and orders, and all covenants and restrictions of record, and requirements applicable to the Premises and Lessee's use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance.

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         (c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in
Section 5.01, above.

Section 5.03. Condition of Premises at Delivery of Possession. Lessor shall deliver the Property to Lessee with the plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and sprinkler systems and loading doors in proper operating condition. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

Section 5.04. Building Security. Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same as it deems necessary or appropriate and at its sole cost and expense. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises.

Section 5.05. Rules and Regulations. Lessor may from time-to-time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee, and Lessee agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

                ARTICLE VI. MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Maintenance of Premises.

         (a) Throughout the Lease Term, Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and all improvements and appurtenances in or serving the Premises, including, without limitation, all interior and exterior walls, all doors and windows, all roof membranes, all elevators and stairways, all wall surfaces and floor coverings, all Tenant Improvements and Alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixtures and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the commencement date, or any later date of installation, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

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         (b) Lessor, at its sole cost and expense, shall repair defects in the exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), supporting pillars, structural walls, roof structure and foundations, and sewer storm drainage and plumbing systems, provided that the need for repair is not caused by Lessee, in which event Lessor shall repair same and Lessee shall reimburse Lessor for the cost and expense of same except to the extent of insurance proceeds received for same. Lessor shall replace the roof membrane, the parking lot surface, landscaping, drainage, irrigation, sprinkler systems as well as sewer and plumbing systems when the useful life of each has expired, and Lessee shall pay that portion of the cost of each replacement, together with annual interest at the Agreed Rate which shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Base Rent. Lessee shall give Lessor written notice of any need of repairs which are the obligation of Lessor hereunder and Lessor shall have a reasonable time to perform same. Should Lessor default with respect to its obligation to make any of the repairs assumed by it hereunder, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee's payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee's sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee's payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein.

         (c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces, including, without limitation, windows, floors, walls, doors, showcases and fixtures, clean and neat in appearance.

         (d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a thirty (30) day period (or as soon as practical and in no event later than ten
(10) days if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least twenty-four (24) hours advanced written notice) during Lessor's business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor's payment at the Agreed Rate, and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee's maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform those maintenance obligations expressly covered by such maintenance contract, and Lessee shall

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bear the entire cost of such maintenance contract which shall be due and paid in advance, as Additional Rent, on a monthly basis with Lessee's Base Rent payments.

Section 6.03. Alterations, Additions and Improvements. No alterations, additions, or improvements ("Alterations") shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, provided, however, that Lessee may make Alterations which do not affect any building system, exterior appearance, structural components or structural integrity and which do not exceed Twenty Thousand Dollars ($20,000) in cost within any twelve (12) month period, without Lessor's prior written consent.

Section 6.04. Lessee shall not permit any Statement of Intention to hold a Mechanic's Lien to be filed against the Premises or any part thereof nor against any interest or estate therein by reason of labor, services or materials claimed to have been performed or furnished to or for Lessee. If such Statement of Intention to hold a Mechanic's Lien shall be filed and not released within forty-five (45) days, Lessee shall either cause the lien to be released immediately or if Lessee chooses to defend against said lien, Lessee shall cause the lien to be foreclosed in a court of law and shall post a surety bond in an amount as approved by the court to cause the lien to be released. Lessee shall indemnify and hold Lessor harmless from all costs, expenses and attorneys' fees incurred by Lessor as a result of said lien and shall at the request of Lessor defend Lessor in any action brought to foreclose said lien. Nothing in this Lease shall be deemed or construed to constitute consent to or request to any party for the performance of any labor or services or the furnishing of any materials for the improvement, alteration or repairing of the Leased Premises; nor as giving Lessee the right or authority to contract for, authorize or permit the performance of any labor or services or the furnishing of any material that would permit the attaching of a valid Mechanic's Lien.

Section 6.05 Reimbursable Capital Expenditures. Except for items of capital expenditures which are to be made at Lessor's sole cost and expense pursuant to the first sentence of Section 6.01 (b) above, capital expenditures, together with interest thereon at the Agreed Rate, for any replacement item at the Premises for which Lessor is responsible hereunder made by Lessor in excess of Thirty Thousand Dollars ($30,000.00) during the Lease Term shall be amortized over the remaining Lease Term for the useful life of such replacement item with the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the useful life of the improvements as determined by Lessor in its sole discretion. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent during the Lease Term.

                             ARTICLE VII. INSURANCE

Section 7.01. Property/Rental Insurance for Premises. At all times during the Lease Term, Lessor shall keep the Premises insured against loss or damage by fire and those risks normally included in the term "all risk," including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense, including scheduled rent increases, (iv) boiler and machinery, (v) Tenant Improvements, and (vi) fire damage legal liability form, including waiver of subrogation. Any deductibles shall be paid by Lessee. The amount of such insurance shall not be less than 100% of replacement cost. Any recovery received from said insurance

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policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, in addition to the rent and other charges provided herein, shall reimburse Lessor for the cost of the premiums for all such insurance covering the Premises in accordance with Article IV. Such reimbursement and shall be made within (15) days of Lessor's delivery of a copy of Lessor's statement therefor. Lessee shall pay to Lessor any deductible (subject to the above conditions) owing within fifteen (15) days after delivery of notice from Lessor of the amount owing.

Section 7.02. Property Insurance for Fixtures and Inventory. At all times during the Lease Term, Lessee shall, at its sole expense, maintain insurance with "all risk, coverage on any fixtures, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

Section 7.03. Lessor's Liability Insurance. At all times during the Lease Term, Lessor shall maintain a policy of comprehensive general liability insurance naming Lessor (and such others as designated by Lessor) against liability for bodily injury, property damage on our about the Premises, with combined single limit coverage in an amount determined by Lessor in its sole discretion. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article IV, within (15) days of Lessor's delivery of a copy of Lessor's statement therefore.

Section 7.04. Liability Insurance Carried by Lessee. At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names are provided to Lessee as Additional Insureds against claims from bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than One Million Dollars ($1,000,000) per occurrence. The limits of said insurance required by this Lease as carried by Lessee shall not, however limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by the Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor whose insurance shall be considered excess insurance only.

Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07. "Indemnification" and Section
7.08. "Lessor as Party Defendant"; and that all such policies will not be canceled unless thirty (30) days prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be

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unreasonably withheld so long as Lessee's insurance carrier has a Best's
Insurance Guide rating not less than A+ VIII. Lessor shall furnish to Lessee, prior to the Commencement Date, and at least ten (10) days prior to the expiration date of any policy, or if later in each case, within ten (10) business days after receipt of a written request for same, certificates indicating that the property insurance and liability insurance required to be maintained by Lessor is in full force and effect for the twelve (12) month period following such expiration date.

Section 7.06. Mutual Waiver of Claims and Subrogation Rights. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard "all risk" insurance policy when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

Section 7.07. Indemnification and Exculpation.

         (a) Except as otherwise provided in Section 7.07.(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permitee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee, agent, invitee, permitee, visitor, or contractor of Lessee, caused or allegedly caused
(1) while that person or property is in or about the Premises; (2) by some condition of the Premises; (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; (4) by any matter connected to or arising out of Lessee's occupation or use of the Premises, or any breach or default in timely observance or performance of any obligation on Lessee's part to be observed or performed under this Lease.

         (b) Notwithstanding the provisions of Section 7.07.(a) of this Lease, Lessee's duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages to the extent caused solely by Lessor's active negligence or willful acts of misconduct.

         (c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on, or about the Premises and for injury or death to persons in, on, or about the Premises from any cause arising at any time to the fullest extent permitted by law and in no event shall Lessor be liable for lost profits or other consequential damages arising from any cause or for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

                                  ARTICLE VIII
                              DAMAGE OR DESTRUCTION

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Section 8.01. Destruction of the Premises.

           (a) In the event of a partial destruction of the Premises during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01.(b) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to the payment of rental income insurance received by Lessor. Lessor shall use diligence in making such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor's control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. If the Premises are damaged by any peril within twelve (12) months prior to the last day of the Lease Term and, in the reasonable opinion of the Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises, Lessor may terminate this Lease on sixty (60) days written notice to Lessee.

           (b) If the Premises are damaged or destroyed by any cause to the extent of more than fifty percent (50%) of the Premises during the Lease Term, Lessor shall notify Lessee within sixty (60) days after such damage or destruction whether it will repair the same within twelve (12) months (subject to force majeure) from the date of such notice and if Lessor states that it will not repair within said twelve (12) months (subject to force majeure) this Lease shall terminate ten (10) business days after Lessor gives its notice. In the event Lessor elects to repair, Lessor shall commence repairs within a reasonable time and diligently proceed to complete such repairs, in each instance subject to force majeure delays. In the event of termination, Lessor shall pay to Lessee all insurance proceeds, if any, received by Lessor as a result of the damage or destruction to the extent allocable to unamortized Tenant Improvements or other Alterations installed in the Premises at Lessee's sole cost and expense, using an amortization schedule of equal monthly installments over the first sixty (60) months.

Section 8.02. No Abatement of Rentals. The Rentals and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (except to the extent of proceeds received by Lessor from the rental loss insurance), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01. above during the period of rebuilding pursuant to Section 8.01.(a) above, or if the Lease is terminated pursuant to Section 8.01.(a) above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

Section 8.03. Liability for Personal Property. In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee's personal property or to any other personal property or to Alterations in or upon the Premises by Lessee.

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

                         ARTICLE IX. REAL PROPERTY TAXES

Section 9.01. Payment of Taxes. Lessee shall pay any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition ("real property tax"), imposed, assessed or levied on or with respect to the Premises by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including any improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or against the Premises or any part thereof applicable to the Premises for a period of time included within the Lease Term. All such payments shall be made at least ten (10) days prior to the delinquency date for such payment or ten (10) days after Lessee's receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession or inheritance taxes of Lessor.

Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same in which case Lessee shall repay such amount to Lessor within ten (10) days after written demand, together with interest at the Agreed Rate.

                              ARTICLE X. UTILITIES

Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessee shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction.

                      ARTICLE XI. ASSIGNMENT AND SUBLETTING

Section 11.01. Lessor's Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises or any part thereof, without Lessor's prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease.

Section 11.02. Lessee Affiliates. Without the approval of Lessor, Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of

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

Lessee as a going concern of the business that is being conducted on the Premises ("Affiliates"), provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change and provided further, Lessee shall provide Lessor at least ten (10) business days advance written notice of any such assignment or sublease, including fully executed assignment or sublease documents and evidence that the transaction is of a type described in this Section 11.02. Any such assignment or sublease shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

Section 11.03. No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

                              ARTICLE XII. DEFAULTS

Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

         (a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

         (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee; or

         (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) or (b) above, if such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten
(10) day period and thereafter diligently prosecutes such cure to completion.

                     ARTICLE XIII. CONDEMNATION OF PREMISES

Section 13.01. If the entire Premises, or such portion thereof as will make the remainder unsuitable for the use permitted by this Lease, is condemned by any legally constituted authority, or if a conveyance or other acquisition in lieu of such condemnation is made, then this Lease shall terminate as of the date possession is required by the condemnor. If a portion of the Premises is

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

condemned but the remainder is still suitable for the use permitted by this Lease, this Lease shall not terminate but a portion of the rent for the rest of the term shall be abated in proportion to the amount of the Premises taken. Each party shall be entitled to such compensation for condemnation as he may negotiate or be awarded by a court of law.

                         ARTICLE XIV. GENERAL PROVISIONS

Section 14.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 14.02. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

Section 14.03. Notices. Notices required hereunder shall be as follows and shall be deemed delivered upon personal delivery to the party or three (3) days after deposit in the United States Mail by registered or certified mail, return receipt requested, or the date of actual receipt as shown by the return receipt for registered or certified mail:


Lessor:    Fortune - Fisbeck Development, LLC     Lessee:    James H. Drew Corporation
           6402 Corporate Drive                              8701 Zionsville Road
           Indianapolis, IN  46278                           Indianapolis, IN 46268
Attention: Carter M. Fortune                      Attention:

Section 14.04. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

Section 14.05. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

Section 14.06. Binding Effect; Choice of Law. Lessor and Lessee agree that in the interpretation, performance or resolution of any disputes or claims arising under this Lease, the law of the State of Indiana will govern, notwithstanding any state's choice of law rules to the contrary.

Section 14.07. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create during the Lease Term against the

Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee shall execute any documents subordinating this Lease within ten (10) days after delivery of same by Lessor so long as the Lender agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure.



                            [SIGNATURE PAGE FOLLOWS]

         The parties have executed this Lease as of the dates indicated below.


FORTUNE - FISBECK DEVELOPMENT, LLC


By:  /s/ Carter M. Fortune
     ---------------------------------
       Carter M. Fortune

Date:
       -------------------------------


James H. Drew Corporation


By:  /s/ Carter M. Fortune
     ---------------------------------
       Carter M. Fortune, Chief Executive Officer

Date:
       -------------------------------








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